EMPLOYMENT CONTRACT



                   AGREEMENT made the 12th day of April, 2006



B E T W E E N:

                            GORD LASCHINGER , of the City of Mississauga, in the Province of Ontario

                            (the "Employee")

                            - and -


                            NORTHERN ETHANOL, INC., a corporation incorporated under the laws of Delaware

                            ("Northern" or the "Company")

            RECITALS:

            WHEREAS the Employee is an experienced senior executive in the energy industry;

            AND WHEREAS Northern wishes to employ the Employee as its Chief Executive Officer;

            AND WHEREAS the Employee is willing to be employed by Northern and render such services on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained and of other good and valuable consideration, the parties agree with one another as follows:


1.          INTERPRETATION

1.1         DEFINITIONS

            In this agreement, unless there is something in the subject matter or context inconsistent therewith,
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                                      -2-


            "ACT" means the Employment Standards Act of Ontario as the same may be amended or restated, or any comparable successor legislation;

            "AFFILIATE" and "SUBSIDIARY" shall have the respective meanings ascribed to such terms by the Business Corporations Act (Ontario) on the date hereof;

            "BUSINESS DAY" means any day of the week except Saturday, Sunday or any statutory or civic holiday observed in Toronto, Ontario;

            "CONFIDENTIAL INFORMATION" includes, but is not limited to: any information, know-how, data, patent, copyright, Intangible Property, trade secret, process, technique, program, design or formula; any marketing, advertising, financial, commercial, sales or programming matter; any customer or supplier lists or pricing information; any confidential information of customers, suppliers or any other parties to whom the Company has obligations of confidentiality; any budget, plan, model or analysis; any written materials, compositions, drawings, diagrams, computer programs, studies, work in progress, visual demonstrations, ideas or concepts; any other data including the terms and conditions of any completed or potential transaction; and any of the forgoing derived in whole or in part from Confidential Information whether in oral, written, graphic, electronic, or any other form or medium whatsoever, of the or relating to the Company that may be disclosed to, or in the possession of, the Employee in connection with his employment hereunder. The term "Confidential Information" shall not include the following:

            (i) information which is now or which hereafter becomes publicly known or available through no act or failure on the part of the Employee, whether through breach of this Agreement or otherwise; or

            (ii) information which the Employee is by law, order of a Court of competent jurisdiction, or other legal compulsion required to disclose (provided, that information shall continue to constitute Confidential Information is subject to a protective order or other action of the Court or the parties to the proceeding in order to protect the confidentiality thereof);

            "INCLUDING" means "including without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

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                                      -3-


            "INTANGIBLE PROPERTY" means all discoveries, inventions, improvements, techniques, concepts and ideas, whether patentable or not, know-how and similar intangible property made, discovered, conceived, invented or improved by the Employee during the term of his employment hereunder, whether alone or with others and whether during regular working hours and through the use of the facilities and property of the Company or any affiliate or otherwise, in any way relating to the Company; and

            "PERSON" includes an individual, corporation, partnership, joint venture, trust, unincorporated organization, the Crown or any agency or instrumentality thereof or any other entity recognized by law.

1.2         HEADINGS

            The division of this agreement into paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. The headings in this agreement are not intended to be full or precise descriptions of the text to which they refer and shall not be considered part of this agreement. References to a paragraph or a subparagraph are to the corresponding paragraph or subparagraph of this agreement.

1.3         NUMBER AND GENDER

            In this agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

2.          EMPLOYMENT

            The Company agrees to employ the Employee and the Employee accepts such employment on and subject to the terms of this agreement. The Employee shall be the Cheif Executive Officer and shall have the duties and responsibilities set out in Section 4.


3.          TERM

            The Employee's employment shall commence on May 1st, 2006 or as mutually agreed and continue until April 30, 2009 unless earlier terminated in accordance with Section 11 (the "TERM").


4.          DUTIES AND RESPONSIBILITIES

            So long as this agreement continues in full force and effect, the Employee shall

      (a) devote his full business time and energies to the business and affairs of NORTHERN;

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                                      -4-


      (b)   well and faithfully serve NORTHERN; and

      (c) use his best efforts, skills and abilities to promote the interests of NORTHERN.

            The Employee's duties and responsibilities shall also include:

      (i) all marketing, sales, trade, distribution, market access and all related commercial services necessary or incidental to the sale of ethanol products in North America;

      (ii)  business development services; and

      (iii) generally providing such services as are required to carry out the marketing and sales affairs of a company with operations and assets similar to Northern.

            The Employee shall also perform such other tasks and duties related to the foregoing as may from time to time be determined by the Board of Directors or such person as the President may designate. The Employee shall, in carrying out the obligations under this agreement, report directly to the Board of Directors, or such person as the Board of Directors may designate. The Employee shall work based out of the Company's offices in Mississauga, Ontario.

            The Employee acknowledges that the hours of work involved will vary and be irregular and are those hours required to meet the objectives of the Company. The Employee acknowledges that this paragraph constitutes an agreement to work such hours where such agreement is required by applicable legislation.

            The   Employee   shall  also  submit  to  such   medical  and  other
examinations and provide such samples as are reasonably necessary to obtain key man life insurance on his life.


5.          CONFIDENTIAL INFORMATION

            The Employee acknowledges that during the course of his employment with the Company, the Employee will acquire Confidential Information. Confidential Information is the exclusive property of the Company. Further, the Employee acknowledges that the Company's business and Northern depend significantly upon maintaining the confidentiality of Confidential Information. In partial consideration for the Employee's employment hereunder, the Employee covenants and agrees that he shall not, at any time during the term of his employment by the Company or thereafter, until such information becomes part of the public domain, reveal, divulge or make known to any persons or entity (other than the Company and its duly authorized Employees) or use for his own or any other's benefit, or to the detriment of the Company or Northern, the Confidential Information or his knowledge of any of the business or financial affairs of Northern, which during or after his employment pursuant hereto is made known to the Employee.

6.          INVENTIONS AND DISCOVERIES

            The Employee agrees to fully and freely (and without expense to the Company during the Term) communicate to the Company, and the Employee assigns to the Company, all Intangible Property. All Intangible Property shall be the sole and exclusive property of the Company and, upon its request at any time or from time to time during the term or after the termination of the Employee's employment, the Employee shall deliver to the Company all designs, drawings, sketches, models, prototypes, notes and other data and records relating to the Intangible Property, that may be in his possession or otherwise available to him. The Employee agrees that he will at all times (both during the continuance of his employment hereunder and at all times thereafter provided the Company pays for all reasonable and approved expenses related thereto) take all action and execute and file all such documents to assist the Company or its assignees in every way to protect the rights of the Company or its assignees under this paragraph and to vest in the Company or its assignees the entire right, title, interest and benefits (including without limitation patent and copyright rights) in and to any and all of the Intangible Property. The Employee shall not (either during the continuance of his employment hereunder or at any time thereafter) disclose any of the Intangible Property to any person, firm or company or use any of the Intangible Property for his own purposes, to the detriment of the Company or for any purpose other than those of the Company and its affiliates. Without limiting the foregoing, Employee recognizes and understands that Employee 's duties at the Company may include the preparation of materials, including without limitation written or graphic materials, and that any such materials conceived or written by Employee shall be done as "work made for hire as defined and used in the United States Copyright Act of 1976, 17 U.S.C. ss. et seq.". In the event of publication of such materials, Employee understands that since the work is a "work made for hire", the Company will solely retain and own all rights in said materials, including right of copyright.


7.          VACATION

            The Employee shall be entitled to 6 weeks of paid vacation per year to be taken at such times as agreed to by the parties. Any unused vacation shall accrue to the following year up to a maximum of ten days.


8.          EXPENSES

            The Company shall pay to the Employee on a monthly basis upon receipt of a true, complete and accurate monthly expense report with supporting invoices and other documentation, the Company shall pay or reimburse the Employee for all traveling and other direct out-of-pocket expenses actually and properly incurred by him in connection with the performance of his duties hereunder. With the exception of expenses related to business travel approved by the Company in advance any single expense over $5,000.00 and any monthly expenses over $2,000.00 in the aggregate shall only be paid or reimbursed by the Company if they have been approved by the Company in advance of their incurrence. The Company anticipates substantial travel and as such will provide the Employee with a monthly car allowance to cover leasing and insurance in the amount of $1200.00.

9.          COMPENSATION

9.1         SALARY

            The The Employee shall receive a monthly salaryof $15,000.00 payable on or before the 30th day of each month, subject to applicable statutory deductions (the "Base Salary"). The Employee monthly salary shall increase to $25,000 coincident with completion of construction financing allowing for construction of the first plant. In addition, the Employee monthly salary shall further increase to $40,000 coincident with of the commencement of production of the first plant. The Employee shall also be entitled to an annual bonus up to fifty percent (50%) of his annual compensation. The amount of such bonus shall be determined by the Board of Directors having regard to its financial performance and the Employee's individual performance..

9.2         STOCK OPTION PLAN

The Company will implement an incentive stock option plan for its officers, directors, employees and service providers. Upon implementation (including receipt of all necessary regulatory approval) of the Company's stock option plan, the Employee shall be entitled to participate as an executive in such plan in accordance with the terms and conditions thereof and applicable law. The Employee shall receive Two Million (2,000,000) options for common shares at a strike price of $1.00, vesting quarterly in eight equal instalments on the last day of June, September, December and March. (Option entitlements and exercise price indicated above are stated after giving effect to a possible 10 for 1 stock split, which may or may not occur at some point in the future.)


10.         BENEFITS

            The Employee acknowledges and agrees that Company does not currently maintain any benefit plans for its employees including group life, accident, sickness and medical insurance or pension plans. The Company intends to adopt a benefit plan, in its discretion, commensurate with those generally offered to employees in the advertising media industry. The Employee shall be entitled to participate at no direct cost as an executive in any such plan in accordance with the terms and conditions thereof.

11.         TERMINATION

            The Employee's employment hereunder may be terminated in each of the circumstances in subparagraphs 11.1 to 11.5 inclusive:


11.1        DEATH

            The Employee's employment hereunder shall automatically terminate upon his death. For the purposes of Section 12, in the event that the Employee's employment is terminated pursuant to this Section 11.1 or Section 11.2, all references to Employee, shall be deemed to be references to the Employee's heirs, executors, administrators or legal personal representatives, as applicable in the circumstances.

11.2        DISABILITY

            The Company may terminate the Employee's employment hereunder if the Employee, by reason of physical or mental disability, is unable to fulfill his obligations and duties hereunder on a full time basis (other than by reason of authorized vacation or leave) for a period in excess of three consecutive months, subject to applicable law. It is acknowledged and agreed that the salary contemplated by Section 9.1 is not payable during periods that the Employee is unable to fulfill his obligations and duties hereunder on a full time basis (other than by reason of authorized vacation or leave).

11.3        CAUSE

            The Company may terminate the Employee's employment hereunder for cause. The term "cause" shall include:

      (a) any material failure by the Employee to observe and perform any of his covenants and obligations hereunder, where such failure has not been cured within two (2) weeks of written notice thereof by the Company to the Employee.


      (b)   the voluntary or involuntary bankruptcy of the Employee;

      (c) fraud and dishonesty, gross negligence, unethical or immoral conduct or willful malfeasance by the Employee in connection with the performance of his duties hereunder; or

      (d) a conviction of the Employee for any indictable offence by a court of final and competent jurisdiction (or the equivalent in a jurisdiction outside Canada).

11.4        WITHOUT CAUSE

During the nine (9) month period immediately after the commencement of the Term (the "Earn Out Period"), the Company may only terminate the Employee's employment for cause pursuant to Section 11.3 hereof, and shall therefore not be entitled to terminate the Employee during the Earn Out Period by providing notice or payment in lieu of notice. In the event that the Company elects to terminate without cause by providing pay in lieu of notice in the amount as set out above, the Employee shall be entitled to payment of the Base Salary, the Fixed Expenses, and the continuation of benefits under section 10 hereof during the applicable notice period. Thereafter, the Company may terminate Employee's employment hereunder at any time without cause on three (3) months notice (or pay in lieu of notice). Except as otherwise outlined in this section, after the effective date of such termination, the Employee shall be entitled to no further rights or benefits hereunder or in connection with his employment by the Company whether pursuant to this Agreement, the Act, applicable law or otherwise. After the termination of the employment of the Employee hereunder for any reason the Employee shall not, directly or indirectly, take any action to damage the goodwill of NORTHERN, the business or the relationships of Neutron. The Employee expressly agrees that the foregoing represents the Company's maximum termination obligations.




12.         COMPETITION AND NON-SOLICITATION

            The Employee shall not during the five (5) years following the date of the Agreement:
      (a) work for or be interested in any business which provides services or products which are directly competitive with services or products offered by the Company or a subsidiary or affiliate of Company. For the purpose of this Agreement, the term "work for or be interested in any business" means that the Employee is a stockholder, director, officer, employee, partner, individual proprietor, lender or consultant with that business, but not if (i) his interest is limited solely to the passive ownership of five percent (5%) or less of any class of the equity or debt securities of a corporation whose shares are listed for trading on a national securities exchange or traded in the over-the-counter market. In the event that any part of this Section 12 is adjudged invalid or unenforceable by any court of record, board of arbitration or judicial or quasi judicial entity having jurisdiction thereof by reason of length of time, geographical coverage, activities covered, or for any other reason, then the invalid or unenforceable provisions of this covenant shall be deemed reformed and amended to the maximum extent permissible under applicable law and shall be enforced and enforceable as so amended in accordance with the intention of the parties as expressed herein.

      (b) directly or indirectly: (i) solicit the trade of, or trade with, any present or prospective customer of the Company for any business purpose that directly or indirectly competes with the business of Company or a subsidiary or affiliate of Company; or (ii) solicit or induce, or attempt to solicit or induce, any employee of Company to leave Company for any reason whatsoever, or assist or participate in the hiring of any employee of Company to work for another entity.

13.         GENERAL

13.1 INJUNCTIVE RELIEF


            The Employee acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of any provision of Sections 5 and 12 of this Agreement would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provisions of Sections 5 and 12 of this Agreement, subject to applicable law, and the Company will not be obligated to post bond or other security in seeking such relief.

13.2 TOLLING PERIOD


            The non-competition, non-disclosure and non-solicitation obligations contained in Sections 5 and 12 of this Agreement shall be extended by the length of time during which Employee shall have been in breach of any of the provisions of such Sections 5 and 12, regardless of whether the Company knew or should have known of such breach.



13.3 ENTIRE AGREEMENT

            This agreement constitutes the entire agreement between the parties pertaining to the employment of the Employee by the Company and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the parties. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this agreement, or which induced any party to enter into this agreement or on which reliance is placed by any party, except as specifically set forth in this agreement.


13.4.       AMENDMENT

            This agreement may be amended or supplemented only by a written agreement signed by each party.

13.5.       WAIVER OF RIGHTS

            Any waiver of, or consent to depart from, the requirements of any provision of this agreement shall be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.


13.6.       APPLICABLE LAW

            This agreement shall be governed by and construed in accordance with the laws in force in the Province of Ontario. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

13.7.       TIME

            Time is and shall remain of the essence of this agreement and all of its provisions.

13.8.       NOTICES

            Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

      (a) delivered in person during normal business hours on a Business Day and left with a receptionist or other responsible Employee of the relevant party at the applicable address set forth below;

      (b)   sent by prepaid first class mail; or

      (c) sent by any electronic means of sending messages, including telex or facsimile transmission, which produces a paper record ("Electronic Transmission") during normal business hours on a Business Day charges prepaid and confirmed by prepaid first class mail;

            in the case of a notice to the Employee, addressed to him at:

                      204 - 31 Rosedale Road
                      Toronto, Ontario
                      M4W 2P5

                      Telecopier No.: 905-867-9675

            and in the case of a notice to the Company, addressed to it at:

                           Northern Ethanol Inc.
                      497 Delaware Avenue,
                      Buffalo, New York

                      Attention:  Board of Directors

                      Telecopier No.: 716-883-0061

            Each notice sent in accordance with this Section shall be deemed to have been received:

      (a)   on the day it was delivered;

      (b) on the third Business Day after it was mailed (excluding each Business Day during which there existed any general interruption of postal services due to strike, lockout or other cause); or

      (c) on the same day that it was sent by Electronic Transmission, or on the first Business Day thereafter if it was sent by Electronic Transmission after 5:00 p.m. local time or the day on which it was sent by Electronic Transmission was not a Business Day.

            The Employee or the Company may change the address for notice by giving notice to each other as provided in this Section.

13.9.       NO THIRD PARTY BENEFITS

            The terms and provisions of this Agreement are intended solely for the benefit of the Employee and Northern and their respective affiliates, successors or permitted assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person.

13.10.      ASSIGNMENT

            Neither this agreement nor any rights or obligations hereunder shall be assignable by the Employee without the prior written consent of the Company. Subject thereto, this agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, legal personal representatives, successors (including any successor by reason of amalgamation or statutory arrangement of any party) and permitted assigns.

13.11       NO PARTNERSHIP OR JOINT VENTURE OF AGENCY

            None of the parties to this Agreement are nor shall any of them be deemed to be partners or joint venturers with one another and nothing herein shall be construed so as to impose any liability as such on any of them.

13.12.      FURTHER ASSURANCES

            Each party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of this agreement.


            IN WITNESS WHEREOF the parties have duly executed this agreement this 12th day of April, 2006.



SIGNED, SEALED AND DELIVERED    )
    In the presence of:         )
                                ) /s/ Gord Laschinger
                                ) ----------------------------------------------
                                ) Gord Laschinger
                                )
                                )
                                )                         NORTHERN ETHANOL INC.
                                )
                                ) /s/ Andrew Gertler
                                ) ----------------------------------------------

                                ) Per: Andrew Gertler
                                )      Director